Exhibit 10.04

FIRST AMENDMENT TO THE SILICON GRAPHICS, INC. RESTRICTED STOCK AGREEMENT

This Amendment to the Restricted Stock Agreement (the “Amendment”), is made and entered into between SILICON GRAPHICS, INC., a Delaware corporation (the “Company”) and Dennis McKenna (“Recipient”), as of April 17, 2006 (the “Effective Date”).

WHEREAS, the Company entered into a restricted stock agreement with the Recipient as of February 1, 2006 (the “Agreement”); and

WHEREAS, Sections 11 and 13 of the Agreement provide for the amendment of the Agreement by a writing between the Company and the Recipient with the approval of the independent Committee or the Board of Directors of the Company; and

WHEREAS, the Committee and the Board of Directors have approved this Amendment to the Agreement on April 17, 2006;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Section 2. Vesting. of the Agreement is hereby amended by deleting the first sentence thereof and inserting the following sentence in lieu thereof

Three quarters of the Restricted Shares shall become vested and non-forfeitable on December 31, 2006. The remaining quarterly installments shall become vested and non-forfeitable as provided in the Agreement beginning on February 1, 2007.

2. This Amendment shall be effective immediately. In all other respects, the Agreement shall remain in full force and effect as amended herein.

BY ACCEPTING THIS AGREEMENT, RECIPIENT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS AMENDMENT.

SILICON GRAPHICS, INC.		RECIPIENT:

By:	/s/ Barry Weinert	/s/ Dennis McKenna
	Barry Weinert Vice President, General Counsel and Secretary	Dennis McKenna